UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 17, 2016
Date of Report (date of earliest event reported)

GIGPEAK, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive
San Jose, CA 95134
(Address of principal executive offices)

(408) 522-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Employment Agreements

On November 17, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of GigPeak, Inc. (the “Company”) approved amendments to the Employment Agreements of Drs. Katz and Dinu, and Messrs. Ma and Betti-Berutto (collectively, the “Employment Agreements”) to provide a clearer definition of what constitutes a Change in Control (as such term is defined in their respective Employment Agreements, as amended), as well as other changes described herein. Dr. Katz’s Employment Agreement was also amended to clarify the payments he would be entitled to receive upon a Change in Control. Pursuant to the amendment, Dr. Katz would be entitled to receive a pro-rated annual bonus for the period of the year that he has worked prior to the Change in Control, plus a lump sum payment equal to three times the average of the sum of his annual base salary plus annual bonuses for the most recent two fiscal years completed by the Company. Dr. Dinu and Mr. Ma’s Employment Agreements were also amended to provide for single trigger acceleration of all unvested equity upon a Change in Control, matching the provisions already in Dr. Katz’s and Mr. Betti-Berutto’s Employment Agreements. Additional changes were made to the Employment Agreements to clarify and conform the language used in the agreements, but these additional changes did not affect the material terms of the Employment Agreements.

Other than as described above, the material terms of the Employment Agreements of each of Drs. Katz and Dinu and Messrs. Ma and Betti-Berutto, as previously disclosed by the Company, have not been revised. Copies of these Employment Agreements as amended and restated are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference. The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to Exhibits 10.1, 10.2, 10.3 and 10.4.

Change in Control Bonus Plan

On November 17, 2016 the Compensation Committee approved the creation of a Change in Control Bonus Plan (the “Bonus Plan”) to provide cash payments upon a Change in Control (as such term is defined in the Bonus Plan) to such executive officers and employees of the Company as may in the future be designated by the Compensation Committee. The Bonus Plan is designed to promote the interests of the Company and its stockholders by providing an additional incentive to management and employees to maximize the value of the Company’s business and its common stock. The Bonus Plan shall be administered by the Compensation Committee, which shall determine the executive officers and employees to whom awards are granted under the Bonus Plan (the “Participants”) and the terms of payment under an award in accordance with the terms of the Bonus Plan. Payments to Participants under the Bonus Plan shall be made only upon the consummation of a Change in Control provided that the Participant remains employed by the Company at the time of such consummation in accordance with the Bonus Plan.

Payments to Participants shall be equal to an amount based on a percentage of the aggregate amount of payments available for distribution to Participants with respect to any Change in Control (the “Bonus Pool”). The Bonus Pool shall be determined by multiplying the aggregate fair market value of the gross consideration received by the Company or its security holders in a Change in Control (but shall not include any severance or other compensatory payments and gross-up payments made in connection with Section 280G of the Internal Revenue Code of 1986, as amended, paid or payable to employees or consultants of the Company upon a Change in Control in accordance with the terms of any plan, program or arrangement of the Company, any consulting, legal, accounting or other fees or costs paid in connection with the transaction triggering the Change in Control, and any other costs, fees or expenses as may be determined by the Compensation Committee in good faith immediately prior to the consummation of the Change in Control) (the “Sales Proceeds”) by the Bonus Percentage (as such term is defined in the Bonus Plan, but which shall have a cap of five and one-half percent and which shall be based in part upon the premium of the amount paid to a stockholder of the Company in a Change in Control to the average closing price of a share of the Company’s common stock for the 90-day period ending immediately prior to the announcement of the Change in Control). To the extent that the aggregate payments under the Bonus Pool would otherwise exceed five and one-half percent of the Sales Proceeds, the Compensation Committee shall reduce all payments to Participants payable under the Bonus Pool in a manner that it determines to be equitable and appropriate under the circumstances in its sole discretion.

A copy of the Bonus Plan is attached hereto as Exhibit 10.5 and is incorporated herein by reference. The foregoing description of the Bonus Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.5.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (“Annual Meeting”) on November 17, 2016. 58,979,495 shares appeared at the Annual Meeting, representing 87.07% of the 67,737,381 shares of common stock outstanding and entitled to vote on the record date of October 3, 2016.

Proposal 1: Election of Directors

At the Annual Meeting, John J. Mikulsky and Neil J. Miotto were elected to the Board of Directors as the Class II directors. They will serve until the 2019 annual meeting and until their successors are duly elected and qualified.

Nominee	Votes For	Withholds	Broker Non-Votes
John J. Mikulsky	29,152,149	8,518,789	21,308,557
Neil J. Miotto	29,124,798	8,546,140	21,308,557

Proposal 2: Approval, on an Advisory Basis, of the 2015 Compensation of the Company’s Named Executive Officers

A non-binding vote to approve, on an advisory basis, the 2015 compensation of the Company’s named executive officers was voted on and approved:

For	Against	Abstain	Broker Non-vote
19,984,505	15,951,303	1,735,130	21,308,557

As disclosed in the Company’s 2016 Proxy Statement, this vote on Proposal 2 is advisory and non-binding. However, stockholders can be assured that the Board of Directors and the Compensation Committee will review and consider the voting results, as well as other corporate governance guidance, in crafting their approach to future executive compensation matters.

Proposal 3: Ratification of Burr Pilger Mayer, Inc. Appointment

A proposal to ratify the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was approved by the following vote:

For	Against	Abstain	Broker Non-vote
58,593,766	237,222	148,507

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Fourth Amended and Restated Employment Agreement by and between the Company and Dr. Katz, dated as of November 17, 2016.
Exhibit 10.2	Fourth Amended and Restated Employment Agreement by and between the Company and Dr. Raluca Dinu, dated as of November 17, 2016.
Exhibit 10.3	First Amended and Restated Employment Agreement by and between the Company and Mr. Darren Ma, dated as of November 17, 2016.
Exhibit 10.4	Third Amended and Restated Employment Agreement by and between the Company and Mr. Andrea Betti-Berutto, dated as of November 17, 2016.
Exhibit 10.5	Change in Control Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGPEAK, INC.

By:	/s/ Dr. Avi Katz
Name: Dr. Avi Katz
Title: Chief Executive Officer

Date: November 23, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amended and Restated Employment Agreement by and between the Company and Dr. Katz, dated as of November 17, 2016.
10.2	Fourth Amended and Restated Employment Agreement by and between the Company and Dr. Raluca Dinu, dated as of November 17, 2016.
10.3	First Amended and Restated Employment Agreement by and between the Company and Mr. Darren Ma, dated as of November 17, 2016.
10.4	Third Amended and Restated Employment Agreement by and between the Company and Mr. Andrea Betti-Berutto, dated as of November 17, 2016.
10.5	Change in Control Bonus Plan.